                                                                 Exhibit 4(a)(2)

                                                                  Execution Copy



                          TRUST SUPPLEMENT NO. 2002-1G

                         Dated as of September 24, 2002

                                     between

                             AMERICAN AIRLINES, INC.

                                       and

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,

                                   as Trustee,

                                       to

                          PASS THROUGH TRUST AGREEMENT
                           Dated as of March 21, 2002


                  American Airlines Pass Through Trust 2002-1G
                  American Airlines Pass Through Certificates,
                                 Series 2002-1G

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions...........................................       2


                                   ARTICLE II

                            THE TRUST AND THE TRUSTEE

Section 2.01.     Declaration of Trust..................................       4
Section 2.02.     Activities of Trust...................................       5

                                   ARTICLE III

                           THE APPLICABLE CERTIFICATES

Section 3.01.     The Certificates.....................................        5
Section 3.02.     Delivery of Documents................................        7
Section 3.03.     The Trustee..........................................        7
Section 3.04.     Representations and Warranties of the Trustee........        8
Section 3.05.     Amendment of Section 7.12(c) of the Basic Agreement..        9
Section 3.06.     Amendment of Section 7.02 of the Basic Agreement.....        9
Section 3.07.     Amendment of Section 8.03 of the Basic Agreement.....        9
Section 3.08.     Luxembourg Paying Agent..............................        9

                                   ARTICLE IV

                                     DEFAULT

Section 4.01.     Purchase Rights of Certificateholders...............        10


                                    ARTICLE V

                        STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01.     Statements to Applicable Certificateholders.........        12


                                   ARTICLE VI

                             SUPPLEMENTAL AGREEMENTS

Section 6.01.     Supplemental Agreements.............................        14

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.     Final Termination Date..............................        18
Section 7.02.     Basic Agreement Ratified............................        18
Section 7.03.     Governing Law.......................................        18
Section 7.04.     Counterparts........................................        18
Section 7.05.     Intention of Parties................................        18
Section 7.06.     Notices.............................................        19

EXHIBIT A         Form of Certificate.................................       A-1
EXHIBIT B         DTC Letter of Representations.......................       B-1

SCHEDULE I        Aggregate Equipment Note Principal Payments.........       I-1
SCHEDULE II       Equipment Notes, Principal Amounts and Maturities...      II-1
SCHEDULE III      Aircraft............................................     III-1
SCHEDULE IV       Note Documents......................................      IV-1

                          TRUST SUPPLEMENT NO. 2002-1G


      This TRUST SUPPLEMENT NO. 2002-1G, dated as of September 24, 2002 (the "Trust Supplement"), between American Airlines, Inc., a Delaware corporation, and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, to the Pass Through Trust Agreement, dated as of March 21, 2002, between the Company (such term and other capitalized terms used herein without definition being defined as provided in Section 1.01) and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

      WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore or concurrently herewith been executed and delivered;

      WHEREAS, the Company is the owner of 19 aircraft described in Schedule III (collectively, the "Aircraft");

      WHEREAS, pursuant to each Indenture, the Company will issue, on a recourse basis, the Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and certain other property described in such Indenture;

      WHEREAS, the Trustee shall hereby declare the creation of the Applicable Trust (as defined below) for the benefit of Holders of the Applicable Certificates (as defined below) to be issued in respect of such Applicable Trust, and the initial Holders of the Applicable Certificates, as grantors of such Applicable Trust, by their respective acceptances of the Applicable Certificates, shall join in the creation of the Applicable Trust with the Trustee;

      WHEREAS, all Certificates to be issued by the Applicable Trust will evidence Fractional Undivided Interests in the Applicable Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

      WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, and the Participation Agreements, the Trustee on behalf of the Applicable Trust shall on the date hereof purchase the Equipment Notes issued by the Company pursuant to the Indenture relating to the relevant Aircraft, having the identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

      WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement (as defined below), the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;

      WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

      WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

      NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement or, to the extent not defined therein, in the Intercreditor Agreement.

            Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

            Applicable Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

            Applicable Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.

            Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

            Intercreditor Agreement: Means the Intercreditor Agreement, dated as of the date hereof, by and among the Trustee, the Other Trustees, the Liquidity Providers named therein, the Policy Provider and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent.

            Luxembourg Listing Agent: Means, initially, Dexia Banque Internationale a

      Luxembourg, and any replacements or successors as Luxembourg listing agent.

            Luxembourg Paying Agent: Has the meaning specified in Section 3.08 of this Trust Supplement.

            Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the related Indenture and Participation Agreement.

            Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2002-1C dated as of the date hereof relating to American Airlines Pass Through Trust 2002-1C or, in connection with a refunding of the Class C Certificates in accordance with Exhibit A to the Intercreditor Agreement, as supplemented by the trust supplement executed in connection with the new class C certificates issued upon such refunding; (ii) the Basic Agreement as supplemented by Trust Supplement No. 2002-1D dated as of the date hereof relating to American Airlines Pass Through Trust 2002-1D or, in connection with a refunding of the Class D Certificates in accordance with Exhibit A to the Intercreditor Agreement, as supplemented by the trust supplement executed in connection with the new class D certificates issued upon such refunding; and (iii) if Class E Certificates are issued, the Basic Agreement as supplemented by Trust Supplement No. 2002-1E relating to American Airlines Pass Through Trust 2002-1E.

            Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

            Other Trusts: Means the American Airlines Pass Through Trust 2002-1C created on the date hereof (or, in connection with a refunding of the Class C Certificates in accordance with Exhibit A to the Intercreditor Agreement, the trust formed in connection therewith for the issuance of the new class C certificates) and the American Airlines Pass Through Trust 2002-1D created on the date hereof (or, in connection with a refunding of the Class D Certificates in accordance with Exhibit A to the Intercreditor Agreement, the trust formed in connection therewith for the issuance of the new class D certificates), and, if Class E Certificates are issued, the American Airlines Pass Through Trust 2002-1E.

            Participation Agreement: Means each Participation Agreement among the Company and State Street Bank and Trust Company of Connecticut, National Association as the Trustee, the Other Trustees, the Subordination Agent and the Loan Trustee and in its individual capacity, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

            Policy: Has the meaning specified in Section 3.01(i).

            Pool Balance: Means, as of any date, (i) the original aggregate face amount of the

      Applicable Certificates less (ii) the aggregate amount of all distributions made in respect of such Applicable Certificates other than distributions made in respect of interest, Break Amount, if any, or Prepayment Premium, if any, or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on that date and payments under the Policy made for the benefit of the Applicable Certificateholders (other than in respect of the Class G Primary Liquidity Facility or interest on the Applicable Certificates).

            Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place (and rounding 0.00000005 up)) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on that date and payments under the Policy made for the benefit of the Applicable Certificateholders (other than in respect of the Class G Primary Liquidity Facility or interest on Applicable Certificates).

            Prospectus Supplement: Means the Prospectus Supplement dated September 17, 2002, relating to the offering of the Class G Certificates.

            Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Policy, the Class G Above-Cap Liquidity Facility and the Class G Primary Liquidity Facility, including, without limitation, all rights to receive certain payments under such documents, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, the Policy, the Class G Above-Cap Liquidity Facility and the Class G Primary Liquidity Facility.

            Trusts: Means, collectively, the American Airlines 2002-1 Pass Through Trusts to be formed pursuant to the Basic Agreement, as supplemented by this Trust Supplement and the Other Agreements.

            Trust Supplement: Has the meaning specified in the first paragraph of this Trust Supplement.

                                   ARTICLE II

                            THE TRUST AND THE TRUSTEE

      Section 2.01. Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the "American Airlines Pass Through Trust 2002-1G" (the "Applicable Trust"), for the benefit of the Holders of the Applicable Certificates to be issued in respect of such Applicable Trust, and the initial Holders of the Applicable Certificates, as grantors of such Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of such Applicable Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 2.02 of the Basic Agreement and each Participation Agreement and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Applicable Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement.

      Section 2.02. Activities of Trust. (a) Other than in connection with the transactions contemplated by this Agreement or the Note Documents, the Trustee on behalf of the Applicable Trust shall not (i) borrow money or issue debt or
(ii) merge with another entity, reorganize, liquidate or sell its assets.

      (b) The activities of the Trustee engaged in on behalf of the Applicable Trust shall be limited to those activities authorized by this Agreement or the Note Documents.

                                   ARTICLE III

                           THE APPLICABLE CERTIFICATES

      Section 3.01. The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as "American Airlines Pass Through Certificates, Series 2002-1G" (the "Applicable Certificates"). Each Applicable Certificate represents a Fractional Undivided Interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

      The terms and conditions applicable to the Applicable Certificates and the Applicable Trust are as follows:

            (a) The aggregate face amount of the Applicable Certificates that may be authenticated and delivered under this Agreement (except for Applicable Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Applicable Certificates pursuant to Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $617,000,000.

            (b) The Cut-Off Date is November 24, 2002.

            (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means March 23, June 23, September 23 and December 23 of each year, commencing on December 23, 2002 until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made. The principal amount of the Equipment Notes to be held by the Applicable Trust is scheduled for payment on March 23, June 23, September 23 and December 23 (or the next succeeding Business Day) in certain years, beginning on March 23, 2003 and ending on September 23, 2007, as set out in Schedule I. Notwithstanding the provisions of Section 12.11 of the Basic Agreement, if a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and interest shall accrue during the intervening period.

            (d) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

            (e) The Applicable Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and The Depository Trust Company, as initial Clearing Agency, attached hereto as Exhibit B.

            (f) The proceeds of the Applicable Certificates issued by the Applicable Trust shall be used to acquire the Equipment Notes described in
      Schedule II, such Equipment Notes to relate to the Aircraft described in
      Schedule III and the Note Documents described in Schedule IV.

            (g) Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either (i) no assets of an employee benefit plan subject to Title I of ERISA, or of an employee benefit plan or an individual retirement account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a governmental or church plan, or any trust established under such plan or account, have been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or interests therein by such Person is exempt from the prohibited transaction restrictions of ERISA and the Code or any provisions of state or federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

            (h) The Applicable Certificates will be subject to the Intercreditor Agreement (and to the extent the terms of the Intercreditor Agreement (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control). Potential Purchasers shall have the rights upon the occurrence of a Triggering Event set forth in Article IV hereof. The Trustee and, by acceptance of any Applicable Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.

            (i) Distributions of interest on the Applicable Certificates when scheduled and distributions of the outstanding Pool Balance on the Applicable Certificates on the Final Legal Distribution Date (as defined in the Intercreditor Agreement) for such Applicable Certificates and under certain other circumstances will be supported by a financial guaranty insurance policy to be issued by the Policy Provider pursuant to the Policy Provider Agreement ("Policy").

            (j) Distributions of interest on the Applicable Certificates will be supported by the Class G Primary Liquidity Facility to be provided by the Class G Primary Liquidity Provider and the Class G Above-Cap Liquidity Facility to be provided by the Class G Above- Cap Liquidity Provider, in each case for the benefit of the Applicable Certificateholders.

            (k) As of the Issuance Date, the Parent will not guarantee the obligations of the Company under any Equipment Notes to be acquired by the Trust.

            (l) Subject to Section 2.02(b) of the Basic Agreement, there will not be any deposit agreement, escrow agreement or other similar arrangement prior to delivery of the Aircraft.

            (m) The Responsible Party is the Company.

            (n) For purposes of this Agreement, if and for so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange, the term "Business Day," for purposes of any payments or distributions made by the Luxembourg Paying Agent pursuant to Section 3.08 hereof, shall exclude any Saturday, Sunday or other day on which commercial banks are required or authorized to close in Luxembourg.

      Section 3.02. Delivery of Documents. The Trustee is hereby directed (a) to execute and deliver, on or prior to the Issuance Date, the Intercreditor Agreement, the Policy Provider Agreement and each Participation Agreement, each in the form delivered to the Trustee by the Company, and (b) subject to the respective terms thereof, to perform its obligations thereunder. On the Issuance Date, the Trustee shall duly execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement, which Applicable Certificates shall evidence the entire ownership interest in the Applicable Trust and which amount equals the aggregate principal amount of Equipment Notes to be purchased by the Trustee on the Issuance Date pursuant to the Participation Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 3.02(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

      Section 3.03. The Trustee. (a) Subject to Section 3.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company or the other parties hereto (other than the Trustee), or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the Policy Provider Agreement and each Participation Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

      (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement and this Trust Supplement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement as fully to all intents as if the same were herein set forth at length.

      Section 3.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform each Applicable Certificate, this Trust Supplement, the Intercreditor Agreement, the Policy Provider Agreement and the Note Documents to which it is a party (collectively, the "Trustee Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of the Trustee Agreements;

            (b) the execution, delivery and performance by the Trustee of the Trustee Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of the Trustee

      Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) the Trustee Agreements have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

      Section 3.05. Amendment of Section 7.12(c) of the Basic Agreement. For purposes of this Agreement, references to the term "corporation" as used in
Section 7.12(c) of the Basic Agreement shall be deemed to include a bank or trust company.

      Section 3.06. Amendment of Section 7.02 of the Basic Agreement. The Trustee agrees, in addition to the agreements contained in Section 7.02 of the Basic Agreement, that it will promptly transmit any such notices to the Luxembourg Paying Agent, the Class G Primary Liquidity Provider, the Class G Above-Cap Liquidity Provider and the Policy Provider.

      Section 3.07. Amendment of Section 8.03 of the Basic Agreement. If and for so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall promptly furnish to the Luxembourg Listing Agent following receipt thereof from the Company (i) copies of the Operative Agreements (as defined in the Intercreditor Agreement) and (ii) copies of the information received by the Trustee from the Company pursuant to Section 8.04 of the Basic Agreement.

      Section 3.08. Luxembourg Paying Agent. If and for so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall maintain a paying agent in Luxembourg (the "Luxembourg Paying Agent"), which shall be considered an additional Paying Agent for purposes of the Agreement, notwithstanding the second sentence of Section 7.12(b) of the Basic Agreement. The Trustee also shall continue to act as Paying Agent with respect to the Applicable Certificates. The Luxembourg Paying Agent, by accepting its appointment, shall be deemed to agree to perform the duties of the paying agent set forth in the Prospectus Supplement and the other requirements of the Luxembourg Stock Exchange. The Trustee hereby initially appoints Dexia Banque Internationale a Luxembourg, as Luxembourg Paying Agent and as the Trustee's agent where notices and demands to or upon the Trustee in respect of any Applicable Certificates listed on the Luxembourg Stock Exchange may be served, where payments of principal, interest, Break Amount (if any), and Prepayment Premium (if any) on the Definitive Certificates (if any) may be made upon written request of the registered holder of a Definitive Certificate (if any) to the Trustee or to the Luxembourg Paying Agent (a copy of which shall be furnished to the Trustee), and where such

Applicable Certificates may be surrendered for exchange on the terms and conditions set forth in this Agreement. The Trustee shall, upon written request of the Company, at any time and from time to time, vary or terminate the appointment of such Luxembourg Paying Agent or appoint any additional or replacement Luxembourg Paying Agent for any or all of such purposes, subject to the requirements of the first sentence of this Section 3.08. The Trustee shall direct the Luxembourg Paying Agent to promptly forward copies of all inquiries and requests relating to the Applicable Certificates to the Trustee.

                                   ARTICLE IV

                                     DEFAULT

      Section 4.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

            (i) subject to Section 4.01(a)(iv) below, each Class C Certificateholder (other than the Company or any Affiliate of the Company) shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' prior written notice to the Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder (other than the Company or any Affiliate of the Company) notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a)(i); and

            (ii) subject to Section 4.01(a)(iv) below, each Class D Certificateholder (other than the Company or any Affiliate of the Company) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class C Certificates upon ten days' prior written notice to the Trustee, the Class C Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder (other than the Company or any Affiliate of the Company) notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates and the Class C Certificates pursuant to this
      Section 4.01(a)(ii); and

            (iii) subject to Section 4.01(a)(iv) below, each Class E Certificateholder (other than the Company or any Affiliate of the Company) (if the Class E Certificates are issued) shall have the right (which shall not expire upon any purchase of the Applicable Certificates or the Class C Certificates pursuant to clause (i) or (ii) above) to purchase all, but not less than all, of the Applicable Certificates, the Class C Certificates and the Class D Certificates upon ten days' prior written notice to the Trustee, the Class C Trustee, the Class D Trustee and each other Class E Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class E Certificateholder (other than the Company or any Affiliate of the Company) notifies such purchasing Class E Certificateholder that such other Class E Certificateholder wants to participate in such purchase, then such other Class E Certificateholder may join with the purchasing Class E Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class C Certificates, and the Class D Certificates pro rata based on the Fractional Undivided Interest in the Class E Trust held by each such Class E Certificateholder and (B) if prior to the end of such ten-day period any other Class E Certificateholder fails to notify the purchasing Class E Certificateholder of such other Class E Certificateholder's desire to participate in such a purchase, then such other Class E Certificateholder shall lose its right to purchase the Applicable Certificates, the Class C Certificates and the Class D Certificates pursuant to this Section 4.01(a)(iii); and

            (iv) whether or not any Certificateholder of any Class has exercised its rights pursuant to the foregoing provisions of this Section 4.01, the Policy Provider (except in the case of a Policy Provider Default), if it is then the Controlling Party, shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee, the Class C Trustee, the Class D Trustee, the Class E Trustee (if the Class E Certificates are issued) and the holders of the Applicable Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates (if the Class E Certificates are issued).

      The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, without Break Amount or Prepayment Premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that if such purchase occurs after the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholders as of such Record Date); provided further that no such purchase of Applicable Certificates pursuant to clause (ii), (iii) or (iv) above shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Intercreditor Agreement, all of the Applicable Certificates, the Class C Certificates and the Class D Certificates, if any, that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(a). Each Applicable Certificateholder agrees by its acceptance of its Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class C Certificateholder(s), Class D Certificateholder(s), Class E Certificateholder(s) or the Policy Provider, as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Intercreditor Agreement, each Liquidity Facility, the Policy, the Policy Provider Agreement, the Reference Agency Agreement, the Note Documents and all Applicable Certificates held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Intercreditor Agreement, each Liquidity Facility, the Policy, the Policy Provider Agreement, the Reference Agency Agreement, the Note Documents and all such Applicable Certificates. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Applicable Certificateholder to deliver any Applicable Certificate and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates and (ii) if the purchaser(s) shall so request, each such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser(s) in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser(s) thereof.

      As used in this Section 4.01(a), the terms "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate", "Class D Certificateholder", "Class D Trust", "Class D Trustee", "Class E Certificate", "Class E Certificateholder", "Class E Trust"and "Class E Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

      (b) This Section 4.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of
Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section
4.01 may not be amended in any manner without the consent of each Class C Certificateholder, Class D Certificateholder or Class E Certificateholder, if any, that would be adversely affected thereby.

                                    ARTICLE V

                        STATEMENTS TO CERTIFICATEHOLDERS

      Section 5.01. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth the following information (per $1,000 aggregate face amount of Applicable Certificate as to (i), (ii) and (iii) below):

      (i) the aggregate amount of funds distributed on such Distribution Date under this Agreement, indicating the amount allocable to each source (including any portion thereof paid by the Liquidity Providers and/or the Policy Provider);

      (ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to Break Amount, if any, and Prepayment Premium, if any;

      (iii) the amount of such distribution under this Agreement allocable to interest;

      (iv) the Pool Balance and the Pool Factor; and

      (v) the LIBOR rates for the current and immediately preceding Interest Periods, as determined under the Reference Agency Agreement by the Reference Agent (as defined therein).

      With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant, whose name has been provided by the Clearing Agency, the statement described above and will make available additional copies as requested by such Clearing Agency Participants for forwarding to holders of interests in the Applicable Certificates.

      (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder may reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates.

      (c) If and for so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange, all information and documents required to be delivered pursuant to this Section 5.01 (other than Section 5.01(b)) shall also be provided to the Luxembourg Paying Agent and made available at the Luxembourg Paying Agent's offices in Luxembourg, free of charge.

      (d) This Section 5.01 supersedes and replaces Section 4.03 of the Basic Agreement.

                                   ARTICLE VI

                             SUPPLEMENTAL AGREEMENTS

      Section 6.01. Supplemental Agreements. For purposes of the Applicable Trust, Section 9.01 and 9.02 of the Basic Agreement shall be amended to read as follows:

      "Section 9.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Without the consent of the Applicable Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, at the request of the Company, enter into one or more amendments or supplements to the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, for any of the following purposes:

      (1) to provide for the formation of a Trust, the issuance of a series of Certificates and other matters contemplated by Section 2.01(b) or to add, or to change or eliminate, any provision affecting a series of Certificates not yet issued; or

      (2) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in this Agreement or of the Company's obligations under any of the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility or the Policy Provider Agreement; or

      (3) to add to the covenants of the Company for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the Company in this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement; or

      (4) to cure any ambiguity or to correct any mistake or inconsistency contained in the Certificates of any series, in this Agreement or in any related Trust Supplement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement; or

      (5) to make or modify any other provision in regard to matters or questions arising under the Certificates of any series, this Agreement or in any related Trust Supplement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the related Certificateholders; or

      (6) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange (including the Luxembourg Stock Exchange) or quotation system on which the Applicable Certificates are listed (or to facilitate any listing of the Applicable Certificates on any exchange (including the Luxembourg Stock Exchange) or quotation system), or of any regulatory body; or

      (7) to modify, eliminate or add to the provisions of this Agreement, the Intercreditor Agreement, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to such extent as shall be necessary to establish or continue the qualification of this Agreement (including any supplemental agreement), the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement or any other agreement or instrument related to the Applicable Certificates under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
            Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Trust Supplement was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

      (8) to evidence and provide for the acceptance of appointment by a successor Trustee under this Agreement, with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as shall be necessary to provide for or facilitate the administration of the Trust hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.10, or to provide multiple Liquidity Facilities with respect to one or more Trusts; or

      (9)   to provide the information required under Section 7.12 and Section
            12.04 as to the Trustee; or

      (10) to add to or change any of the provisions of the Certificates of any series, this Agreement or any Trust Supplement to such extent as shall be necessary to facilitate the issuance of Certificates of such series in bearer form or to facilitate or provide for the issuance of Certificates of such series in global form in addition to or in place of Certificates in certificated form; or

      (11) to provide for the delivery of agreements supplemental hereto or the Certificates of any series in or by any means of any computerized, electronic or other medium, including without limitation by computer diskette; or

      (12) to provide for the guarantee by AMR Corporation or another entity of one or more Indentures, one or more series of Equipment Notes or of Series E Equipment Notes (other than in connection with the issuance of new series C equipment notes or new series D equipment notes in connection with a Refunding, or Series E Equipment Notes, subject to obtaining written confirmation from each Rating Agency that the provision of such guarantee will not result in a withdrawal or downgrading of the rating of the Applicable Certificates (without regard to the Policy)); or

      (13) to correct or supplement the description of any property constituting property of such Trust; or

      (14) to modify, eliminate or add to the provisions of this Agreement or any Trust Supplement or any Participation Agreement in order to reflect the substitution of a Substitute Aircraft for any Aircraft; or

      (15) to make any other amendments or modifications hereto, provided that such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued; or

      (16) to modify, eliminate or add to provisions of this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent necessary in connection with a refunding of the Class C Certificates and the Class D Certificates in accordance with Exhibit A to the Intercreditor Agreement;

      (17) to amend the Policy as required by Section 3.06 of the Policy Provider Agreement and/or Section 3.07 of the Intercreditor Agreement.

provided, however, that, unless there shall have been obtained from each Rating Agency written confirmation that such supplemental agreement would not result in a reduction of the rating for any

Class of Certificates below the then current rating for such Class of Certificates or a withdrawal or suspension of the rating of any Class of Certificates, the Company shall provide the Trustee with an opinion of counsel
(i) if an Event of Default shall have occurred and be continuing, to the effect that such supplemental agreement will not cause the Trust to become an association taxable as a corporation for United States federal income tax purposes or (ii) in other circumstances, to the effect that such supplemental agreement will not cause the Trust to be treated as other than a grantor trust for United States federal income tax purposes."

      "Section 9.02. Supplemental Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of such series (including consents obtained in connection with a consent solicitation, tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Direction of said Certificateholders delivered to the Company and the Trustee, the Company may, but shall not be obligated to, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, the Participation Agreements, the Reference Agency Agreement, any Liquidity Facility, the Policy or Policy Provider Agreement; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate adversely affected thereby:

      (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment on any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable (other than as provided for in such Certificate), or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

      (2) except as permitted by this Agreement, the Intercreditor Agreement or any Liquidity Facility, permit the disposition of any Equipment
            Note included in the Trust Property of such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

      (3) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of the Certificateholders of any series; or

      (4) reduce the percentage of the aggregate Fractional Undivided Interests of such Trust, the consent of the holders of which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) or modification provided for in this Agreement; or

      (5) cause any Trust to become an association taxable as a corporation for United States federal income tax purposes; or

      (6) terminate the Policy or modify the Policy other than amendments already contemplated or required by Section 3.06 of the Policy Provider Agreement and/or 3.07 of the Intercreditor Agreement.

      It shall not be necessary for any Direction of such Certificateholders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof."

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 7.01. Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Applicable Trust created hereby shall terminate upon the distribution to all Certificateholders of Applicable Certificates and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, Sr., the father of John F. Kennedy, former President of the United States, living on the date of this Trust Supplement.

      Section 7.02. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

      Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 7.04. Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.

      Section 7.05. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for United States federal income tax purposes as a grantor trust under Part 1E of Chapter 1J of Subtitle A of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder of an Applicable Certificate, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Applicable Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).

         Section 7.06. Notices. The Trustee agrees, in addition to the agreements contained in Section 12.04 of the Basic Agreement, that notices to the Applicable Certificateholders in respect of the Applicable Certificates regarding (i) a Special Distribution Date pursuant to Section 4.02(c) of the Basic Agreement, (ii) the final distribution pursuant to Section 7.01 of this Trust Supplement, (iii) a default pursuant to Section 7.02 of the Basic Agreement or (iv) the appointment of a successor Luxembourg Paying Agent pursuant to Section 3.08 of this Trust Supplement, shall, so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, promptly after such mailing also to be published in the Luxemburger Wort or in another daily newspaper having general circulation in Luxembourg (or, if not practical in Luxembourg, elsewhere in Europe.) Without limiting the foregoing, if and for so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange, the Trustee agrees to cause to be published or disseminated in Europe such notices, and any other notices to the Applicable Certificateholders required by the rules of the Luxembourg Stock Exchange, as the rules of the Luxembourg Stock Exchange require or as may be reasonably required by the Company.

         The Trustee agrees to promptly furnish to S &P (at its address at 55 Water Street, 39th Floor, New York, New York, 10041-0003, Attention: Philip A. Baggaley, or such other address as S&P may notify the Trustee), Moody's (at its address at 99 Church Street, New York, New York 10007, Attention: Richard Bittenbender, or such other address as Moody's may notify the Trustee) and the Policy Provider (at its address specified in the Intercreditor Agreement) a copy of each notice, statement, report or other written communication sent by the Trustee to each Applicable Certificateholder.

      IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

                                       AMERICAN AIRLINES, INC.


                                       By: /s/ Leslie M. Benners
                                           ------------------------------------
                                           Name:  Leslie M. Benners
                                           Title: Managing Director, Corporate
                                                  Finance and Banking


                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CONNECTICUT, NATIONAL ASSOCIATION,
                                       as Trustee



                                       By: /s/ Ronald Chin
                                           ------------------------------------
                                           Name:   Ronald Chin
                                           Title:  Assistant Secretary

                                                                    EXHIBIT A to
                                                    TRUST SUPPLEMENT NO. 2002-1G


                               FORM OF CERTIFICATE


      *Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  AMERICAN AIRLINES PASS THROUGH TRUST 2002-1G

           AMERICAN AIRLINES PASS THROUGH CERTIFICATE, SERIES 2002-1G


          Final Expected Regular Distribution Date: September 23, 2007

                  evidencing a fractional undivided interest in a trust, the property of which includes, among other things, certain Equipment Notes each secured by an Aircraft owned by American Airlines, Inc.

                                                           CUSIP No. 02378J BN 7
                                                           ISIN No. U502378JBN72
Certificate
No. ______              $____________ Fractional Undivided Interest representing
                                0.000162075% of the Trust per $1,000 face amount


      THIS CERTIFIES THAT ________, for value received, is the registered owner of a $______ (______ dollars) Fractional Undivided Interest in the American Airlines Pass Through Trust, Series 2002-1G (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of March 21, 2002 (the "Basic Agreement"), as supplemented by Trust

--------

*This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.

Supplement No. 2002-1G thereto dated as of September 24, 2002 (collectively, the "Agreement"), between the Trustee and American Airlines, Inc., a corporation incorporated under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "American Airlines Pass Through Certificates, Series 2002- 1G" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section
9.09 of the Intercreditor Agreement. The property of the Trust (the "Trust Property") includes certain Equipment Notes and all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement, the Class G Primary Liquidity Facility, the Class G Above-Cap Liquidity Facility and the Policy. Each issue of the Equipment Notes is or will be secured by, among other things, a security interest in Aircraft owned by the Company.

      The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

      Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 23, June 23, September 23 and December 23 (a "Regular Distribution Date"), commencing on December 23, 2002, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the principal and interest constituting Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

      Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

      The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Subordination Agent or any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Subordination Agent or the Loan Trustees except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the

Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

      If and so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices to the Certificateholders shall be given by publication in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).

      No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Company, the Trustee, the Registrar and any Paying Agent shall deem and treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

      Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either: (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of an employee benefit plan or an individual retirement account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or of a governmental or church plan, or any trust established under such plan or account, have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or any provisions of state or federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

      THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES AND CERTIFICATEHOLDERS HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                  AMERICAN AIRLINES PASS THROUGH TRUST 2002-1G


                  By:     STATE STREET BANK AND TRUST COMPANY
                          OF CONNECTICUT, NATIONAL ASSOCIATION,
                          as Trustee


                  By:
                      -------------------------------
                  Title:
                        -----------------------------
                  Dated:
                        -----------------------------



               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the within-mentioned Agreement.

                  STATE STREET BANK AND TRUST COMPANY
                  OF CONNECTICUT, NATIONAL ASSOCIATION,
                  as Trustee


                  By:
                      -------------------------------
                      Authorized Officer

                                                                    EXHIBIT B to
                                                    TRUST SUPPLEMENT NO. 2002-1G





                         [DTC Letter of Representations]

                                                                   SCHEDULE I to
                                                    TRUST SUPPLEMENT NO. 2002-1G


                   AGGREGATE EQUIPMENT NOTE PRINCIPAL PAYMENTS

      Date                                          Scheduled Principal Payments
      ----                                          ----------------------------
December 23, 2002                                             $             0.00
March 23, 2003                                                     23,302,381.46
June 23, 2003                                                       8,554,357.26
September 23, 2003                                                          0.00
December 23, 2003                                                  19,045,610.47
March 23, 2004                                                     24,273,516.57
June 23, 2004                                                      15,902,550.11
September 23, 2004                                                          0.00
December 23, 2004                                                  19,045,610.49
March 23, 2005                                                     24,273,516.65
June 23, 2005                                                      15,902,550.21
September 23, 2005                                                          0.00
December 23, 2005                                                  19,045,610.47
March 23, 2006                                                     24,273,516.57
June 23, 2006                                                      15,902,550.11
September 23, 2006                                                          0.00
December 23, 2006                                                  19,045,610.51
March 23, 2007                                                     24,273,516.65
June 23, 2007                                                      15,902,550.17
September 23, 2007                                                348,256,552.30
                                    Total:                    $   617,000,000.00

                                                                  SCHEDULE II to
                                                    TRUST SUPPLEMENT NO. 2002-1G


                       EQUIPMENT NOTES, PRINCIPAL AMOUNTS
                                 AND MATURITIES



Equipment Notes                           Principal Amount         Maturity
---------------                           ----------------         --------
Series 2002-1G Equipment Note (N604AA)    $  18,742,856.07    September 23, 2007
Series 2002-1G Equipment Note (N605AA)       18,742,856.11    September 23, 2007
Series 2002-1G Equipment Note (N606AA)       19,470,190.81    September 23, 2007
Series 2002-1G Equipment Note (N680AN)       23,112,185.64    September 23, 2007
Series 2002-1G Equipment Note (N176AA)       28,538,674.38    September 23, 2007
Series 2002-1G Equipment Note (N177AN)       28,538,674.38    September 23, 2007
Series 2002-1G Equipment Note (N173AN)       28,600,218.09    September 23, 2007
Series 2002-1G Equipment Note (N172AJ)       28,600,218.09    September 23, 2007

Series 2002-1G Equipment Note (N608AA)       19,508,534.23    September 23, 2007
Series 2002-1G Equipment Note (N609AA)       19,508,534.23    September 23, 2007

Series 2002-1G Equipment Note (N389AA)       27,907,372.87    September 23, 2007
Series 2002-1G Equipment Note (N390AA)       28,004,350.85    September 23, 2007
Series 2002-1G Equipment Note (N391AA)       28,004,350.85    September 23, 2007
Series 2002-1G Equipment Note (N392AN)       33,590,853.19    September 23, 2007
Series 2002-1G Equipment Note (N393AN)       33,736,320.12    September 23, 2007
Series 2002-1G Equipment Note (N395AN)       34,032,848.89    September 23, 2007

Series 2002-1G Equipment Note (N785AN)       65,390,188.24    September 23, 2007
Series 2002-1G Equipment Note (N786AN)       65,390,188.24    September 23, 2007
Series 2002-1G Equipment Note (N795AN)       67,580,584.72    September 23, 2007

                                                                 SCHEDULE III to
                                                    TRUST SUPPLEMENT NO. 2002-1G



                                    AIRCRAFT


                      Aircraft Type                          Registration Number
                      -------------                          -------------------
Boeing 757-223..........................................           N604AA
Boeing 757-223..........................................           N605AA
Boeing 757-223..........................................           N606AA
Boeing 757-223..........................................           N680AN
Boeing 757-223..........................................           N176AA
Boeing 757-223..........................................           N177AN
Boeing 757-223..........................................           N173AN
Boeing 757-223..........................................           N172AJ

Boeing 757-223 ER.......................................           N608AA
Boeing 757-223 ER.......................................           N609AA

Boeing 767-323 ER.......................................           N389AA
Boeing 767-323 ER.......................................           N390AA
Boeing 767-323 ER.......................................           N391AA
Boeing 767-323 ER.......................................           N392AN
Boeing 767-323 ER.......................................           N393AN
Boeing 767-323 ER.......................................           N395AN

Boeing 777-223 ER.......................................           N785AN
Boeing 777-223 ER.......................................           N786AN
Boeing 777-223 ER.......................................           N795AN

                                      III-1

                                                                  SCHEDULE IV to
                                                    TRUST SUPPLEMENT NO. 2002-1G


                                 NOTE DOCUMENTS


                       Aircraft Registration
Aircraft                      Number                    Note Documents
--------                      ------                    --------------
Boeing 757-223......          N604AA            Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223......          N605AA            Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223......          N606AA            Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223......          N680AN            Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223......          N176AA            Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

                                                                  SCHEDULE IV to
                                                    TRUST SUPPLEMENT NO. 2002-1G


Boeing 757-223...................    N177AN     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223...................    N173AN     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223...................    N172AJ     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223 ER................    N608AA     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 757-223 ER................    N609AA     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 767-323 ER................    N389AA     Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

                                                                  SCHEDULE IV to
                                                    TRUST SUPPLEMENT NO. 2002-1G

Boeing 767-323 ER..............     N390AA      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 767-323 ER..............     N391AA      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 767-323 ER..............     N392AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 767-323 ER..............     N393AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 767-323 ER..............     N395AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 777-223 ER..............     N785AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

                                                                  SCHEDULE IV to
                                                    TRUST SUPPLEMENT NO. 2002-1G

Boeing 777-223 ER...............    N786AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note

Boeing 777-223 ER...............    N795AN      Participation Agreement
                                                Indenture and Security Agreement
                                                Series 2002-1G Equipment Note
                                                Series 2002-1C Equipment Note
                                                Series 2002-1D Equipment Note